UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
MapLight Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MAPLIGHT THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of MapLight Therapeutics, Inc. (the “Company”). The Annual Meeting will be held virtually on Tuesday, June 23, 2026 at 9:00 a.m. Pacific Time.

The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.

To elect the three Class I Director nominees named in the Proxy Statement to serve until the 2029 annual meeting of our stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;

2.	To ratify the appointment by the Audit Committee of our Board of Directors of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and

3.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s “Notice and Access” rule. On or about May 1, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that will indicate how to access our accompanying proxy statement and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report”) through the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the Proxy Statement, the Annual Report and a proxy card.

The Board of Directors has fixed April 27, 2026 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.proxydocs.com/MPLT and entering the 12-digit control number included in your Notice or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the Proxy Statement.

By Order of the Board of Directors,

Kristopher L. Hanson
General Counsel and Secretary

Redwood City, California

April 29, 2026

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote over the internet at www.proxydocs.com/MPLT, over the telephone by calling the toll-free number 1-866-625-6175, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

MAPLIGHT THERAPEUTICS, INC.

800 Chesapeake Drive

Redwood City, California 94063

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 23, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purposes of these proxy materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of MapLight Therapeutics, Inc. (the “Company”, “MapLight”, “we”, “us” or “our”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 23, 2026 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof.

You are invited to participate in the Annual Meeting and to vote on the proposals described in this proxy statement (the “Proxy Statement”). The proxy materials are being made available to our stockholders on or about May 1, 2026.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 27, 2026 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 42,610,079 shares of our voting common stock were issued and outstanding. Shares of our non-voting common stock generally do not have voting rights and holders of our non-voting common stock are therefore not entitled to vote at the Annual Meeting. Unless otherwise noted, all references to our “common stock” herein refer to our voting common stock.

If on the Record Date you are a beneficial owner of shares of our common stock, and not a stockholder of record, the organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your broker, bank, or other agent for that organization to vote your shares per your instructions.

What Is the Difference between Holding Shares as a Stockholder of Record and as a Beneficial Owner?

Stockholder of Record: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the stockholder of record, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares of common stock are held by a broker, bank or other agent, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, bank or other agent.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. The audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 27, 2026, the record date for the Annual Meeting, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.proxydocs.com/MPLT and enter the 12-digit control number found next to the label “Control Number” on your Notice or proxy card, or in the email that contains the proxy statement. If you are a beneficial stockholder, you should follow the instructions from your broker, bank or other agent. You should contact the broker, bank or other agent where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my control number?

Please note that if you do not have your control number and you are a registered stockholder, you will still be able to login as a guest. To view the meeting webcast, visit www.proxydocs.com/MPLT and register as a guest. However, if you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a broker, bank or other agent), you will need to contact that broker, bank or other agent to obtain your control number prior to the Annual Meeting.

Where can I get technical assistance if I am having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the meeting before or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page to contact technicians who will be available to help you.

How can I ask questions of management and the Board at the Annual Meeting?

Stockholders may submit questions relevant to the proposals to be voted on at the Annual Meeting in advance of or during the Annual Meeting through www.proxydocs.com/MPLT. We have allotted up to 15 minutes at the conclusion of the Annual Meeting to answer appropriate stockholder questions that have been submitted and will include as many stockholder questions that comply with the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to.

What am I voting on?

There are two matters scheduled for a vote:

•

Proposal 1: Election of the three Class I Director nominees named in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

•	Proposal 2: Ratification of the appointment by the Audit Committee of our Board of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposal 2.

What if another matter is properly brought before the meeting?

As of the date of filing this proxy statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy; this is only required if you want to change your original vote, since votes will not be double-counted.

•

By Internet: To vote through the internet, go to www.proxypush.com/MPLT to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your internet vote must be received prior to the start of the Annual Meeting to be counted.

•

By Telephone: Call 1-866-625-6175, toll-free, from the United States, U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.

•

By Proxy Card: Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	Online During the Annual Meeting: Access the Annual Meeting by visiting www.proxydocs.com/MPLT and providing your control number from your Notice.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 9:00 a.m. Pacific Time on June 23, 2026. If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. You must follow these instructions for your broker, bank or other agent to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 12-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other agent providing such a service, you may instruct it to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other agent. If you did not receive a 12-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other agent, including any requirement to obtain your 12-digit control number or a valid legal proxy. Many brokers, banks and other agents allow a beneficial owner to obtain their 12-digit control number or a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other agent to do so.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 27, 2026.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker, bank or other agent may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal 2.

What if I return a signed proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of each of the Board’s nominees for director; and

•	“For” the ratification of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 800 Chesapeake Drive, Redwood City, California 94063. Such notice will be considered timely if it is received at the indicated address by the close of business on June 19, 2026.

•	You may attend the annual meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

How many votes are needed to approve each proposal and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspector of elections appointed for the Annual Meeting.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non- Votes
1.	Election of Class I Directors	The three nominees receiving the most “For” votes will be elected	Not applicable	No effect

2.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2026	“For” votes from a majority of the votes cast on the proposal	No effect	Not applicable(1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. The presence by remote communication or by proxy of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. On the record date, there were 42,610,079 shares of common stock outstanding and entitled to vote. Thus, the holders of 21,305,040 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting may be adjourned to another date by the chair of the meeting or by the stockholders by the affirmative vote of a majority of the votes cast, voting affirmatively or negatively (excluding abstentions and broker non-votes).

Will a list of stockholders of record as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available at our corporate headquarters, 800 Chesapeake Drive, Redwood City, California 94063, for examination by any stockholder of record for any purpose germane to the Annual Meeting. If you would like to view the list, please email us at notices@maplightrx.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

How may stockholders submit proposals for consideration at next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 1, 2027 to our Corporate Secretary at 800 Chesapeake Drive, Redwood City, California 94063. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2027 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address specified above between February 23, 2027 and March 25, 2027. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting, and (2) any material interest that you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of each class or series of our stock that are owned of record and beneficially by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition, and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director, if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

For more information, and for more detailed requirements, please refer to our bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2025.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes and currently has seven members. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three directors in the class whose term of office expires in 2026: Robert Malenka, M.D., Ph.D., George Pavlov and Jim Trenkle, Ph.D. On April 23, 2026, Dr. Malenka and Dr. Trenkle notified the Board that they would not be standing for reelection at the Annual Meeting. Mr. Pavlov is standing for reelection at the Annual Meeting and has previously been elected by our stockholders. The Board has nominated Martin Babler and Troy Cox as Class I director nominees to replace Dr. Malenka and Dr. Trenkle. Mr. Babler and Mr. Cox were identified as potential director nominees by a third-party search firm and subsequently recommended for nomination by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these nominees will serve until the 2029 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. During 2025, our stockholders elected directors by written consent in lieu of holding an annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee whom we propose. Each person nominated for election has agreed to serve, if elected. We have no reason to believe that any of the nominees will be unable to serve.

The Board of Directors seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience and capability in various areas necessary to oversee and direct the Company’s business. To that end, the Board and the Nominating and Corporate Governance Committee evaluate nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, experience, judgment, commitment, skills, expertise and other qualities that the Board and Nominating and Corporate Governance Committee view as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific experience, qualifications, attributes or skills of each director and director nominee that led the Board to believe that each nominee should serve or continue to serve on the Board. However, each of the members of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to nominate that person for director, as of the date of this proxy statement.

Martin Babler, age 61, has served as President, Chief Executive Officer and chairman of the board of directors of Alumis Inc., a clinical stage biopharmaceutical company, since September 2021. From 2011 until 2020, he served as President and Chief Executive Officer at Principia Biopharma Inc., a biotechnology company acquired by Sanofi S.A. From 2007 to 2011, Mr. Babler served as President and Chief Executive Officer of Talima

Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. Mr. Babler has served on the boards of directors of Prelude Therapeutics, Inc. since July 2021, and previously served on the board of directors of Neoleukin Therapeutics, Inc. from 2020 until the closing of its business combination with Neurogene Inc. in December 2023, Sardona Therapeutics, Inc., a privately held biotechnology company, from May 2021 to May 2025, and 89bio Inc. from April 2024 until the closing of its acquisition by Roche Holdings, Inc. in October 2025. Mr. Babler received a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University.

We believe that Mr. Babler is qualified to serve on our Board of Directors due to his extensive industry experience and leadership roles, including his experience serving on the boards of directors of other public biotechnology companies.

Troy Cox, age 61, has served on the boards of directors of SOPHiA GENETICS SA since 2019 and as chair since 2020, Standard BioTools Inc. since January 2024, after previously serving on the board of directors of SomaLogic since April 2021, including as executive chair from October 2022 to March 2023, until SomaLogic’s merger with Standard BioTools in January 2024, and Fuze Health since 2019. Mr. Cox previously served on the boards of directors of Zymeworks Inc. from 2019 to August 2025 and Biosplice Therapeutics from 2021 to April 2026. Mr. Cox previously led Foundation Medicine, Inc. as President and Chief Executive Officer from 2017 to 2019, including through its acquisition by Roche in 2018. Prior to Foundation Medicine, Mr. Cox served as a Senior Vice President at Genentech, Inc. from 2010 to 2017. Prior to that, Mr. Cox held executive and senior roles of increasingly responsibility, including as President of CNS Operations at UCB BioPharmaceuticals, Senior Vice President at Sanofi-Aventis and various roles at Schering-Plough. Mr. Cox received an M.B.A. from the University of Missouri and a B.B.A. in Finance from the University of Kentucky.

We believe that Mr. Cox is qualified to serve on our Board of Directors due to his extensive operational and strategic experience in the life sciences industry as both an executive and as a director of other public companies.

George Pavlov, age 65, has served as a member of our Board of Directors since February 2019 and as Chair of the Board since May 2024. Since 2015, Mr. Pavlov has served as Chief Executive Officer of a private single-family office located in Silicon Valley, where he oversees a broad range of activities, including philanthropy. Previously, Mr. Pavlov served in various roles in the venture capital industry, most recently as General Partner of Tallwood Venture Capital, a venture capital firm, from 2000 to 2015, and he has served on the boards of directors for multiple private and public companies and nonprofit organizations. Mr. Pavlov earned a B.S. in accounting from Boston College.

We believe that Mr. Pavlov is qualified to serve on our Board of Directors due to his extensive investment industry experience, financial and accounting background and experience serving on the boards of directors of multiple companies.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Class II Directors Continuing in Office Until the 2027 Annual Meeting

Timothy Garnett, M.B.B.S., age 64, has served as a member of our Board of Directors since July 2023. Dr. Garnett previously served in various roles at Eli Lilly and Company beginning in 1998, most recently as Chief Medical Officer from 2008 to April 2021. Dr. Garnett has served on the boards of directors of Cardiol Therapeutics, Inc., a life sciences company centered on developing treatments for heart disease, since June 2025, and Ophirex, Inc., a global health public benefit corporation, since June 2021. Dr. Garnett previously served on the board of directors of Carmot Therapeutics, Inc., a biotechnology company focused on metabolic diseases, from March 2022 to January 2024, when it was acquired by the Roche Group. He has served as an advisor to Biolojic Design, Ltd., a biotechnology company focused on autoimmune diseases and immuno-oncology, since November 2021, and Ukko Inc., a biotechnology company focused on allergies, since January 2022, as well as a member of the Advisory Panel of Cambridge Innovation Capital since June 2021. Dr. Garnett received a Bachelor of Medicine, Bachelor of Surgery (M.B.B.S.) from St. George’s London, and he is a Fellow of the Faculty of Pharmaceutical Medicine (F.F.P.M.) and a Fellow of the Royal College of Obstetricians and Gynaecologists (F.R.C.O.G.).

We believe that Dr. Garnett is qualified to serve on our Board of Directors due to his extensive experience in drug development and his experience serving on the boards of directors of other life sciences companies.

Nanna Lüneborg, Ph.D., age 50, has served as a member of our Board of Directors since July 2025. Since September 2021, Dr. Lüneborg has served as General Partner at Forbion, an investment firm focused on biotechnology. Dr. Lüneborg previously served in various roles of increasing responsibility at Novo Holdings’ Novo Ventures from 2012 to July 2021, most recently as Partner from 2018 to July 2021, where she focused on late-stage biopharma investments across Europe. Dr. Lüneborg previously served on the board of directors of Lava Therapeutics N.V. from September 2020 to June 2022 and currently serves on the boards of directors of BioInvent International AB and several private companies. Dr. Lüneborg has a Ph.D. in Neuroscience from University College London, an M.B.A. from the University of Cambridge and a B.A. in Physiology and Psychology from the University of Oxford.

We believe that Dr. Lüneborg is qualified to serve on our Board of Directors due to her experience serving on the boards of directors of biotechnology companies, including public companies, and her investment experience within the life science industry.

Class III Directors Continuing in Office Until the 2028 Annual Meeting

Christopher A. Kroeger, M.D., age 58, is our co-founder and has served as our Chief Executive Officer, President, and as a member of our Board of Directors since 2018. Dr. Kroeger previously served as Chief Executive Officer and on the board of directors of OvaScience, Inc., a female fertility company, from 2017 until its merger with Millendo Therapeutics, Inc. in 2018. Prior to joining OvaScience, Dr. Kroeger served as Chief Executive Officer and on the board of directors of Cardioxyl Pharmaceuticals, a biotechnology company focused on cardiovascular disease, from 2008 until its sale to Bristol Myers Squibb in 2015 (and he remained an employee of Bristol Myers Squibb through March 2016). Dr. Kroeger has also held positions at The Aurora Funds, a venture capital firm focused on early-stage biotechnology and medical device companies, beginning in 2003 and as a partner beginning in 2007. Dr. Kroeger earned his B.A. from Harvard University, his M.D. from the Stanford University School of Medicine and his M.B.A. from Harvard Business School. He did his residency in general surgery at the Brigham and Women’s Hospital, an affiliate of Harvard Medical School.

We believe that Dr. Kroeger is qualified to serve on our Board of Directors due to his experience leading, building and advising development-stage therapeutic and medical device companies including serving on the boards of other biotechnology companies, combined with his expertise as a physician and scientist and knowledge of our business as our co-founder and Chief Executive Officer.

Maria Walker, age 61, has served as a member of our Board of Directors since February 2024. Ms. Walker served as Founding Partner and Chief Financial Officer of Patient Square Capital, LP, a health care investment firm, from August 2020 to January 2024, and as a member of the board of directors and chair of the audit committee for ForgeRock, Inc., an identity and access management software company, from November 2019 to August 2023, when it was acquired by Thoma Bravo. Ms. Walker has served as a board member of Five9, Inc., a software company, since June 2024 and as audit committee chair since May 2025. Ms. Walker has also served as a board member and audit committee chair for Global Support and Development, Inc., a humanitarian non-profit, non-governmental organization, since June 2023 and in March 2024, she was appointed to serve as the Chairman. Ms. Walker served as Chief Financial Officer of Montes Archimedes Acquisition Corp, a special purpose acquisition company, from October 2020 until September 2021, when it merged with Roivant Sciences. Ms. Walker co-founded and served as Chief Executive Officer of Recuerdo Therapeutics, Inc., a biotechnology company focused on the postponement of Alzheimer’s disease, from 2018 to February 2020. From 2008 to 2018, Ms. Walker held various leadership roles at KPMG U.S., a public accounting firm, including as Audit Partner, Senior Director of KPMG’s Venture Capital Practice and a Global Lead Partner of Private Equity, and she led the San Francisco Bay Area Asset Management Practice. Ms. Walker holds a B.A. in Economics from the University of California, San Diego.

We believe that Ms. Walker is qualified to serve on our Board of Directors due to her extensive investment and industry experience, financial and accounting background and experience serving as an executive and director for both public and private companies, including biotech companies.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. RSM US LLP has audited the Company’s financial statements since 2020. Representatives of RSM US LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law requires stockholder ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the appointment of RSM US LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast on the proposal will be required to ratify the appointment of RSM US LLP.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table represents aggregate fees for professional services rendered to the Company for the years ended December 31, 2025 and 2024 by RSM US LLP, the Company’s independent registered public accounting firm.

	Years Ended December 31,
	2025	2024
Audit Fees(1)	$1,036,406	$709,898
Tax Fees(2)	33,600	19,750

Total Fees	$1,070,006	$729,648

(1)	Audit Fees consist of fees for the audit of our annual financial statements, quarterly reviews, and fees related to our initial public offering, including comfort letters and consents.
(2)	Tax fees for the fiscal years ended December 31, 2025 and 2024 consist of fees for Section 382(g) analyses.

All fees incurred subsequent to our initial public offering (“IPO”) have been pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors, RSM US LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by RSM US LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of the Board of Directors

Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistently with the Nasdaq definition of independence. Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.

Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Pavlov, Dr. Trenkle, Dr. Garnett, Dr. Lüneborg and Ms. Walker, representing five of our seven directors, are “independent directors” as defined under current rules and regulations of the SEC and Nasdaq listing standards. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company, including any affiliations with our stockholders, and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence.

In addition, based upon information requested from and provided by Mr. Babler and Mr. Cox concerning such nominee’s background, employment and affiliations, including family relationships, our Board of Directors determined that each of Mr. Babler and Mr. Cox would qualify as “independent directors” as defined under current rules and regulations of the SEC and Nasdaq listing standards.

There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure

Our Board maintains the flexibility to determine whether the roles of Chair of the Board and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, our Board is led by George Pavlov, an independent, non-executive Chair. Our Board believes that it is in the best interest of the Company and its stockholders for Mr. Pavlov to continue to serve as Chair of the Board. Mr. Pavlov possesses significant extensive financial and investment industry experience and a deep understanding of our strategic objectives, all of which we believe will continue to benefit the Company during the year ahead. We believe that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Mr. Pavlov’s responsibility is to ensure that our Board functions properly and to work with our President and Chief Executive Officer to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Pavlov provides independent leadership, he also works closely with our President and Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

In addition, we have a separate chair for each committee of our Board. The chair of each committee is expected to report regularly to our Board on the activities of his or her committee in fulfilling its responsibilities as detailed in its respective charter.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Audit Committee is responsible for reviewing and assessing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, tax, privacy, cybersecurity and information technology risks. In addition, our Compensation Committee oversees the management of risks relating to our employment policies and executive compensation plans and arrangements, and our Nominating and Corporate Governance Committee oversees the management of our corporate governance practices.

While our Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities, and to effectively implement risk management strategies adopted by our Board, as a whole and at the committee level. We believe this division of responsibilities is the most effective approach for addressing the risks we face.

Meetings of the Board of Directors

The Board of Directors met 11 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.

Information Regarding Committees of the Board of Directors

Our Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted in the “Investors” section of our website located at www.maplightrx.com.

The following table provides the current membership for each of the standing committees of the Board:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Timothy Garnett, M.B.B.S.			X	*	X
Nanna Lüneborg, Ph.D.	X		X
George Pavlov			X		X
Jim Trenkle, Ph.D.	X				X	*
Maria Walker	X	*

Total meetings in fiscal year 2025	4		6		2

*	Committee chair.

On April 23, 2026, Dr. Trenkle notified the Board that he would not be standing for reelection at the Annual Meeting. The Board has appointed Mr. Cox to serve as chair of the Nominating and Corporate Governance Committee and Mr. Babler as a member of the Audit Committee, contingent and effective upon their respective elections to the Board.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of each committee meets the applicable Nasdaq rules and regulations regarding independence and each current member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee consists of Maria Walker, Nanna Lüneborg, Ph.D. and Jim Trenkle, Ph.D., with Ms. Walker serving as chair of the Audit Committee. Dr. Trenkle is not standing for reelection at the Annual Meeting, and the Board has appointed Mr. Babler as a member of the Audit Committee, contingent and effective upon his election to the Board at the Annual Meeting. Our Board has determined that each of these individuals meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each current and proposed member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq requirements for audit committee members. Our Board has also determined that Ms. Walker qualifies as an “audit committee financial expert” within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing standards. In arriving at these determinations, the Board has examined each individual’s scope of experience and the nature of their prior and/or current employment.

The primary responsibilities of the Audit Committee include:

•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related-person transactions;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes that firm’s internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Maria Walker, Chair

Nanna Lüneborg, Ph.D.

Jim Trenkle, Ph.D.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Timothy Garnett, M.B.B.S., Nanna Lüneborg, Ph.D. and George Pavlov, with Dr. Garnett serving as chair of the Compensation Committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of compensation committees.

The primary responsibilities of the Compensation Committee include:

•	reviewing, modifying and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our executive officers;

•

reviewing and making recommendations to the full Board of Directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or, if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving their intended objectives;

•

reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement, to the extent such report is included; and

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee holds regularly scheduled meetings several times per year. The agenda for each meeting is developed by the Chair of the Compensation Committee, in consultation with management and our outside compensation consultants. The Compensation Committee meets regularly in executive session. Various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to present financial, equity, market comparative or other background information or advice, or to otherwise participate in Compensation Committee meetings.

The Compensation Committee has historically determined our executives’ compensation. In the past year, our Compensation Committee reviewed and discussed management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its own review, the Compensation Committee ultimately approved the compensation of our executive officers, other than that of the Chief Executive Officer. The Compensation Committee also discussed and reviewed the compensation of our Chief Executive Officer, and without our Chief Executive Officer present, recommended to the Board for approval the compensation of our Chief Executive Officer.

The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as an independent compensation consultant during 2025 and prior to our IPO. As part of its engagement, Pearl Meyer provided various executive compensation services to the Compensation Committee, including an analysis of compensation related to base salary, target annual cash incentives and equity grants for executive officers. Pearl Meyer also provided the Compensation Committee with advice and analysis regarding the compensation of non-employee directors. The Compensation Committee analyzed whether the work of Pearl Meyer as compensation consultant raised any conflicts of interest, taking into account the relevant factors prescribed by SEC rules, and determined that the work of Pearl Meyer did not create any conflicts of interest.

For the fiscal year ended December 31, 2025 and following our IPO, the Compensation Committee retained an independent compensation consultant, Pay Governance LLC (“Pay Governance”). As part of its engagement, Pay Governance assisted the Compensation Committee in developing an appropriate group of peer companies to help the Compensation Committee determine the appropriate level of overall compensation for our executive officers and non-employee directors. The Compensation Committee has analyzed whether the work of Pay Governance as compensation consultant raises any conflicts of interest, taking into account relevant factors in accordance with SEC rules and Nasdaq listing standards, and determined that the work of Pay Governance does not create any conflicts of interest.

None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Jim Trenkle, Ph.D., Timothy Garnett, M.B.B.S. and George Pavlov, with Dr. Trenkle serving as chair of the Nominating and Corporate Governance Committee. Dr. Trenkle is not standing for reelection at the Annual Meeting, and the Board has appointed Mr. Cox to serve as chair of the Nominating and Corporate Governance Committee, contingent and effective upon his election to the Board at the Annual Meeting. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations.

The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

Director Nomination Process and Qualifications

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to our strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

Our Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being older than 21 years of age. In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field, has the ability to exercise sound business judgment and is committed to represent the long-term interests of our stockholders.

Our Board reviews candidates for director nomination in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the Board considers diversity, age, skills, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. For incumbent directors, the Board reviews those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships or other factors that might impair a director’s independence. In the case of new director candidates, the Board also determines whether the nominee would be independent for purposes of Nasdaq listing standards.

Director Candidates Recommended by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of our bylaws and applicable SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to MapLight Therapeutics, Inc., 800 Chesapeake Drive, Redwood City, California 94063, Attn: Corporate Secretary. Such director candidate recommendations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws.

Stockholder Communications with the Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or an individual director in care of MapLight Therapeutics, Inc., 800 Chesapeake Drive, Redwood City, California 94063, Attn: Corporate Secretary. Each communication must set forth (i) the name and address of the stockholder on whose behalf the communication is sent and (ii) the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or that are unduly hostile, threatening or similarly inappropriate.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of our employees, executive officers and directors, including our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. The Code of Conduct provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. The full text of the Code of Conduct is available on our website at www.maplightrx.com. If we ever were to amend or waive any provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to help provide the Board with the necessary authority and practices to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors, and considers corporate governance trends and best practices in our industry. The Corporate Governance Guidelines are posted in the “Investors” section of our website at www.maplightrx.com.

Insider Trading Policy
We have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Policy Regarding Hedging and Pledging of Our Common Stock
Under our Insider Trading Policy, our directors, executive officers, employees and consultants may not hedge their ownership of our stock, including, but not limited to, through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, executive officers, employees and consultants may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements
under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have adopted a clawback policy, as required by SEC rules. A copy of our clawback policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2025.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options or other stock awards to its employees, including to its named executive officers. The Company grants new-hire option
and RSU awards on or soon after a new hire’s employment start date and currently intends to grant semi-annual employee option and RSU grants in the first and third quarters of each fiscal year, which grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee directors
receive automatic grants of initial and annual stock option awards at the time of a director’s initial appointment or election to our Board of Directors and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director
Compensation Policy, as further described under the

heading, “Director
Compensation—Non-Employee Director
Compensation Policy” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights or similar instruments with option-like features.
The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of awards of stock option, stock appreciation rights or similar instruments and does not seek to time the award of stock options, stock appreciation rights or similar instruments in relation to the Company’s public disclosure of MNPI
. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our current executive officers as of the date of this proxy statement:

Name	Age	Position
Christopher A. Kroeger, M.D.	58	President, Chief Executive Officer and Director
Vishwas Setia	39	Chief Financial Officer
Erin Pennock Foff, M.D., Ph.D.	49	Chief Medical Officer
Jonathan Gillis	45	Chief Administrative and Accounting Officer
Kristopher L. Hanson	54	General Counsel
Anatol Kreitzer, Ph.D.	51	Chief Discovery Officer
James Lillie, Ph.D.	70	Chief Scientific Officer

Biographical information for Dr. Kroeger is included above with the director biographies under the caption “Proposal No. 1 – Election of Directors—Class I Director Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting.” The following sets forth certain information with respect to our executive officers who are not directors.

Vishwas Setia has served as our Chief Financial Officer since March 2024. Previously, Mr. Setia served as Managing Director in the Healthcare Group in the Global Corporate Investment Banking Division at BofA Securities from February 2023 until February 2024, advising biopharmaceutical companies on strategic and financing transactions. From 2014 until January 2023, Mr. Setia served in roles of increasing responsibilities as part of the healthcare investment banking team at BofA Securities and its predecessor companies. Mr. Setia earned a B.E. in mechanical engineering from Delhi College of Engineering, India and an M.B.A. from the Kellogg School of Management at Northwestern University.

Erin Pennock Foff, M.D., Ph.D., has served as our Chief Medical Officer since April 2021. Dr. Foff previously served in various roles at Acadia Pharmaceuticals Inc., a biopharmaceutical company focused on central nervous system disorders and rare diseases, from 2017 to April 2021, most recently as Executive Director of Clinical Development, where she led the company’s programs in dementia/neurodegenerative disorders. Prior to joining Acadia Pharmaceuticals, Dr. Foff held an academic physician-scientist position at the University of Virginia from 2006 to 2018 as a cognitive neurologist with a subspecialty interest in early-onset dementing illnesses and ran a translational laboratory program investigating diseases of RNA toxicity and neurodegeneration. Dr. Foff earned her Ph.D. in molecular and human genetics from the Baylor College of Medicine and her M.D. from Jefferson Medical College. She completed her residency in neurology at the University of Virginia and holds a certification from the American Board of Psychiatry and Neurology.

Jonathan Gillis has served as our Chief Administrative and Accounting Officer since March 2024 and served as our Chief Financial Officer from February 2019 to March 2024. Mr. Gillis previously served in various roles at OvaScience, Inc. from 2013 until its merger with Millendo Therapeutics, Inc. in 2018, most recently as Senior Vice President of Finance. Mr. Gillis earned his B.S. and M.S. in accounting from Babson College.

Kristopher L. Hanson has served as our General Counsel since April 2023. Prior to joining us, Mr. Hanson served in various roles at PhaseBio Pharmaceuticals, Inc., a biopharmaceutical company focused on cardiovascular diseases, beginning in October 2019, most recently as Senior Vice President and General Counsel beginning in February 2022. Mr. Hanson previously served as Vice President for Legal and Compliance and Head of Human Resources at Nalpropion Pharmaceuticals, LLC, a biopharmaceutical company focused on the treatment of weight loss, from July 2018 to October 2019, and at its predecessor company, Orexigen Therapeutics, as Vice President and Assistant General Counsel, from 2016 to 2018. Mr. Hanson began his career in private practice as a corporate lawyer at Morrison & Foerster LLP and Brobeck, Phleger & Harrison LLP, after having completed a clerkship for U.S. District Court Judge John S. Rhoades. Mr. Hanson earned his B.A. in political science from Georgetown University and his J.D. from the University of California, Los Angeles School of Law.

Anatol Kreitzer, Ph.D., has served as our Chief Discovery Officer since 2020. Dr. Kreitzer held various positions at the University of California, San Francisco from 2007 to April 2022, most recently as a professor of physiology and neurology, where he led a laboratory focused on the basal ganglia. Dr. Kreitzer earned his B.A. in linguistics from the University of California, Berkeley and his Ph.D. in neurobiology from Harvard University, and he completed his postdoctoral work at Stanford University.

James Lillie, Ph.D., has served as our Chief Scientific Officer since 2019. Dr. Lillie previously served as Chief Scientific Officer at OvaScience, Inc. from 2018 until its merger with Millendo Therapeutics, Inc. in 2018. Prior to joining OvaScience, Dr. Lillie served in various roles at Sanofi Genzyme, a biotechnology company, from 2004 to 2017, most recently as Vice President of In Vitro Biology. Dr. Lillie earned his B.A. in German literature from Wesleyan University and his Ph.D. in biochemistry and molecular biology from Harvard University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2025 and 2024 by our named executive officers for such years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Christopher A. Kroeger, M.D.	2025	655,250	12,296,267	12,322,406	331,000	19,331	(5)	25,624,254
President and Chief Executive Officer	2024	628,000	7,878,380	—	262,504	20,258		8,789,142
Vishwas Setia(4)	2025	432,294	3,200,500	2,367,617	183,000	19,153	(6)	6,202,564
Chief Financial Officer	2024	332,051	2,628,846	—	99,745	8,333		3,068,975
Erin Pennock Foff, M.D., Ph.D.	2025	531,000	2,871,478	2,636,670	194,000	20,851	(7)	6,254,000
Chief Medical Officer	2024	509,000	2,065,491	—	158,660	19,600		2,752,751

(1)

In accordance with SEC rules, this column represents the grant date fair value of shares underlying restricted stock units (“RSUs”), calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the RSUs are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts reported here do not reflect the actual economic value realized by our named executive officers.

(2)

In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock options are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts reported here do not reflect the actual economic value realized by our named executive officers.

(3)

The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see “—Narrative to the Summary Compensation Table—Annual Bonus” below.

(4)	Mr. Setia was hired as our Chief Financial Officer in March 2024.
(5)

Amount reported includes $12,480 in company matching contributions under our 401(k) plan, $1,051 in life insurance premiums, $4,000 for health savings account contributions, and $1,800 for home office costs for Dr. Kroeger.

(6)

Amount reported includes $12,302 in company matching contributions under our 401(k) plan, $1,051 in life insurance premiums, $4,000 for health savings account contributions, and $1,800 for home office costs for Mr. Setia.

(7)

Amount reported includes $14,000 in company matching contributions under our 401(k) plan, $1,051 in life insurance premiums, $4,000 for health savings account contributions, and $1,800 for home office costs for Dr. Foff.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, and our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and to incentivize a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The base salary of our named executive officers is generally determined and approved by our Board of Directors or Compensation Committee in connection with the commencement of employment of the named executive officer and may be adjusted from time to time thereafter as the Board of Directors or Compensation Committee determines appropriate.

The 2024 base salaries for our named executive officers were $628,000 for Dr. Kroeger, $400,000 for Mr. Setia and $509,000 for Dr. Foff. The 2025 base salaries for our named executive officers were $655,000 for Dr. Kroeger, $417,250 for Mr. Setia, which was increased to $499,000 in connection with our IPO, and $531,000 for Dr. Foff.

In February 2026, the Board and Compensation Committee, as applicable, approved increases in the annual base salaries of Dr. Kroeger, Mr. Setia and Dr. Foff to $681,000, $509,000 and $552,000, respectively. These increases were effective as of January 1, 2026.

Annual Bonus

In addition to base salaries, each of our named executive officers is eligible to receive an annual bonus of a percentage of the executive’s gross base salary based on individual performance, company performance or as otherwise determined appropriate, in the amount determined by our Board of Directors or Compensation Committee. For the year ended December 31, 2025, the company performance objectives included certain clinical and non-clinical development goals and milestones, as well as financing activities and budgetary goals. In February 2026, the Compensation Committee and the Board of Directors assessed the percentage attainment of company and individual performance goals and approved annual bonuses for Dr. Kroeger, Mr. Setia and Dr. Foff of $331,000, $183,000 and $194,000, respectively.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our named executive officers’ interests with those of our stockholders and to retain and incentivize our named executive officers over the long term. Our Board of Directors is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service to the Company and serves as an additional retention measure.

All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award. Generally, our option awards and RSUs vest over a four-year period subject to the holder’s continuous service to us, as further described under “—Outstanding Equity Awards as of December 31, 2025” below.

In July 2025, in connection with the closing of our Series D preferred stock financing, our Board approved the grant of RSU awards to Dr. Kroeger, Mr. Setia and Dr. Foff of 853,459, 248,513 and 206,901 RSUs, respectively. These RSUs vest upon the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The service-based vesting condition will be satisfied as to 25% of the RSUs on July 15, 2026, and the remainder will be satisfied as to 1/16 of the RSUs on a quarterly basis thereafter, in each case subject to the named executive officer’s continued service through each applicable vesting date. The liquidity event vesting condition was satisfied in connection with our IPO. If, during the 18-month period following a change in control in which the RSUs are continued, assumed or substituted for by the Company or the acquirer or the surviving entity in such change in control, Dr. Kroeger, Mr. Setia or Dr. Foff is terminated without cause or resigns for good reason, the service-based vesting condition will be satisfied in full.

In September 2025, in connection with and contingent upon our IPO, our Board approved the grant of options to purchase 916,164 shares of common stock and 225,693 RSUs to Dr. Kroeger, options to purchase 176,031 shares of common stock and 43,367 RSUs to Mr. Setia, and options to purchase 196,035 shares of common stock and 48,275 RSUs to Dr. Foff. The options have an exercise price of $17.00 per share, equal to the IPO price. The shares underlying the options will vest as to 25% on October 1, 2026 and as to 75% in 36 equal monthly installments thereafter and the shares underlying the RSUs will vest as to 25% on October 15, 2026 and as to 75% in 12 equal quarterly installments thereafter, in each case subject to the named executive officer’s continued service through each applicable vesting date.

We currently intend to consider and award equity grants to our executive officers semi-annually during the first and third quarters of the year. Additional grants may occur periodically in order to specifically incentivize our executive officers with respect to achieving certain corporate goals or to reward our named executive officers for exceptional performance.

For additional information about equity grants made to our named executive officers, please see “—Outstanding Equity Awards as of December 31, 2025” below.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information about equity awards granted to our named executive officers that remain outstanding as of December 31, 2025:

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
Christopher A. Kroeger, M.D.	10/8/2019	98,448	—		2.86	10/7/2029
	2/17/2022	77,380	—		5.55	2/16/2032
	3/11/2022	46,037	3,070	(3)	5.55	3/10/2032
	7/30/2023						94,017	(4)	1,651,409
	11/9/2023						56,204	(5)	987,223
	5/2/2024						218,094	(6)	3,830,821
	7/18/2025						853,459	(7)	14,991,007
	10/27/2025	—	916,164	(8)	17.00	10/26/2035	225,693	(9)	3,964,298
Vishwas Setia	3/4/2024						72,743	(10)	1,277,731
	7/18/2025						248,513	(7)	4,365,131
	10/27/2025	—	176,031	(8)	17.00	10/26/2035	43,367	(9)	761,741
Erin Pennock Foff, M.D., Ph.D.	2/17/2022	—	82,619	(11)	5.55	2/16/2032
	3/11/2022	14,186	1,290	(3)	5.55	3/10/2032
	7/30/2023						21,208	(4)	372,519
	11/9/2023						11,335	(5)	199,099
	5/2/2024						57,155	(6)	1,003,928
	7/18/2025						206,901	(7)	3,634,216
	10/27/2025	—	196,035	(8)	17.00	10/26/2035	48,275	(9)	847,950

(1)	All of the equity awards listed in the table above were granted under our 2019 Equity Incentive Plan (“2019 Plan”) or 2025 Equity Incentive Plan (“2025 Plan”).
(2)

This column represents the fair market value of a share of our common stock of $17.565 as of December 31, 2025, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2025, multiplied by the amount shown in the column “Stock Awards—Number of Shares or Units of Stock That Have Not Vested.”

(3)

This stock option vests over a period of four years, with 25% of the shares underlying the option vested on the one-year anniversary of March 11, 2022, and 1/48 of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.

(4)

The RSUs vest upon the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied in connection with our IPO, and the service-based vesting condition was satisfied as to 25% of the RSUs on July 5, 2024, and the remainder will be satisfied as to 1/16 of the RSUs on a quarterly basis thereafter, subject to continued service through each vesting date.

(5)

The RSUs vest upon the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied in connection with our IPO, and the service-based vesting condition was satisfied as to 25% of the RSUs on October 20, 2024, and the remainder will be satisfied as to 1/16 of the RSUs on a quarterly basis thereafter, subject to continued service through each vesting date.

(6)

The RSUs vest upon the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied in connection with our IPO, and the service-based vesting condition was satisfied as to 25% of the RSUs on March 27, 2025, and the remainder will be satisfied as to 1/16 of the RSUs on a quarterly basis thereafter, subject to continued service through each vesting date.

(7)

The RSUs vest upon the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied in connection with our IPO, and the service-based vesting condition will be satisfied as to 25% of the RSUs on July 15, 2026, and the remainder will be satisfied as to 1/16 of the RSUs on a quarterly basis thereafter, subject to continued service through each vesting date.

(8)

This stock option vests over a period of four years, with 25% of the shares underlying the option vesting on October 1, 2026, and 1/48 of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.

(9)

The RSUs vest over a period of four years, with 25% of the RSUs vesting on October 15, 2026, and 1/16 of the RSUs vesting on a quarterly basis thereafter, subject to continued service through each vesting date.

(10)

The RSUs vest upon the satisfaction of both a service-based vesting condition and a liquidity event vesting condition. The liquidity event vesting condition was satisfied in connection with our IPO, and the service-based vesting condition was satisfied as to 25% of the RSUs on March 4, 2025, and the remainder will be satisfied as to 1/16 of the RSUs vesting on a quarterly basis thereafter, subject to continued service through each vesting date.

(11)

This stock option vests over a period of four years, with 25% of the shares underlying the option vested on the one-year anniversary of April 15, 2021, and 1/48 of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date.

Employment Arrangements and Potential Payments upon Termination of Employment or Change in Control

We have entered into employment agreements with each of our named executive officers.

Christopher A. Kroeger, M.D.

In October 2025, we entered into a confirmatory offer letter with Christopher A. Kroeger, M.D., our Chief Executive Officer, which became effective upon the pricing of our IPO. The agreement provides for an annual base salary of $655,000 and an annual discretionary bonus at a target amount of 50% of his base salary for the year ended December 31, 2025 and 55% of his base salary for the year ending December 31, 2026, in each case subject to review and adjustment by the Board of Directors in its sole discretion, based on our achievement of specific goals set by the Board of Directors. The agreement also provides that Dr. Kroeger is eligible for severance benefits under the terms of our Severance and Change in Control Plan, the terms of which are described below. The confirmatory offer letter supersedes all existing agreements and understandings Dr. Kroeger may have concerning his employment relationship with us.

Vishwas Setia

In October 2025, we entered into a confirmatory offer letter with Vishwas Setia, our Chief Financial Officer, which became effective upon the pricing of our IPO. The agreement provides for an annual base salary of $499,000 and an annual discretionary bonus at a target amount of 35% of his base salary for the year ended December 31, 2025 and 40% of his base salary for the year ending December 31, 2026, in each case subject to review and adjustment by the Board of Directors in its sole discretion, based on our achievement of specific goals set by the Board of Directors. The agreement also provides that Mr. Setia is eligible for severance benefits under the terms of our Severance and Change in Control Plan, the terms of which are described below. The confirmatory offer letter supersedes all existing agreements and understandings Mr. Setia may have concerning his employment relationship with us.

Erin Pennock Foff, M.D., Ph.D.

In October 2025, we entered into a confirmatory offer letter with Erin Pennock Foff, M.D., Ph.D., our Chief Medical Officer, which became effective upon the pricing of our IPO. The agreement provides for an annual base salary of $531,000 and an annual discretionary bonus at a target amount of 35% of her base salary for the year ended December 31, 2025 and 40% of her base salary for the year ending December 31, 2026, in each case subject to review and adjustment by the Board of Directors in its sole discretion, based on our achievement of specific goals set by the Board of Directors. The agreement also provides that Dr. Foff is eligible for severance benefits under the terms of our Severance and Change in Control Plan, the terms of which are described below. The confirmatory offer letter supersedes all existing agreements and understandings Dr. Foff may have concerning her employment relationship with us.

Severance and Change in Control Plan

Our Board of Directors adopted a Severance and Change in Control Plan (the “Severance Plan”), and we have entered into participation agreements under the Severance Plan with each of our executive officers, including our named executive officers.

Pursuant to the Severance Plan, upon a termination without “cause” (which excludes termination by reason of death or disability) or resignation for “good reason” (each as defined in the Severance Plan and described below), each of our executive officers will be entitled to continued payment of base salary (12 months for Dr. Kroeger and nine months for other executive officers) and payment of continued group health benefits (12 months for Dr. Kroeger and nine months for other executive officers). However, upon a termination without cause or resignation for good reason during the period commencing three months prior to a “change in control” (as defined below) and ending 12 months following a change in control, each of our executive officers will be entitled to a lump sum payment equal to 18 months of base salary for Dr. Kroeger and 12 months for other executive officers, payment of continued group health benefits (18 months for Dr. Kroeger and 12 months for other executive officers), accelerated vesting in full of all outstanding equity awards, and payment of their target annual performance bonus for the year in which the termination occurs.

As a condition to the receipt of the benefits under the Severance Plan, participants must execute a separation agreement containing, among other provisions, a general release of all claims in favor of the Company and our subsidiaries and affiliates, confidentiality and non-disparagement provisions, and non-competition restrictions in such a form as provided by the Company within the applicable time period set forth therein and such separation agreement must become effective in accordance with its terms, which must occur in no event more than 60 days following the date of the applicable termination.

For purposes of the Severance Plan, the following definitions apply:

•

“cause” means that we have determined in our sole discretion that the participant has engaged in any one or more of the following: (i) the participant’s commission of a felony; (ii) any act or omission of the participant constituting dishonesty, fraud, immoral, or disreputable conduct that causes or could reasonably cause material harm to us; (iii) the participant’s violation of company policy that causes or could reasonably cause material harm to us; (iv) the participant’s material breach of any written agreement between the participant and us, which, if deemed curable in the reasonable discretion of the Board, remains uncured for 30 days after notice; or (v) the participant’s breach of fiduciary duty or other statutory or common law duty owed to us;

•

“good reason” means with respect to a participant, any of the following conditions or actions taken by the Company without cause and without the participant’s consent, provided that we have not first provided notice to such participant of our intent to terminate such participant’s employment: (i) a material breach by the Company of an agreement between a participant and us; (ii) a material (greater than 10%) reduction in participant’s base salary or the target percentage eligibility established for the participant’s annual bonus, other than any company-wide reduction in compensation of employees; (iii) our significantly reducing the participant’s duties, authority or responsibilities relative to the participant’s duties, authority or responsibilities in effect immediately prior to such reduction; or (iv) the relocation of the participant’s principal place of employment by 50 or more miles from the participant’s then-current principal place of employment; provided, further, that in each case above, in order for the participant’s resignation to be deemed to have been for good reason, the participant must first give us written notice of the action or omission giving rise to “good reason” within 30 days after the first occurrence thereof; we must fail to reasonably cure such action or omission within 30 days after receipt of such notice (the “cure period”); and the participant’s resignation must be effective not later than 30 days after the expiration of such cure period; and

•

“change in control” means (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (3) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of the voting securities of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (4) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date the 2025 Plan was adopted by the Board of Directors, or the incumbent board, or whose nomination, appointment or election was not approved by a majority of the incumbent board still in office.

Equity Compensation Plan Information

The following table shows information regarding our equity compensation plans as of December 31, 2025:

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(3)	9,142,493	6.05	1,039,586
Equity compensation plans not approved by security holders	—	—	—

Total	9,142,493	6.05	1,039,586

(1)	Includes shares issuable upon exercise of outstanding options and shares issuable upon settlement of outstanding RSUs.
(2)	The weighted average exercise price includes outstanding RSUs, which have no exercise price. Excluding the RSUs, the weighted average exercise price would be $14.30 per share.
(3)

Includes our 2019 Plan, 2025 Plan and 2025 Employee Stock Purchase Plan (“ESPP”). Following the adoption of the 2025 Plan, no additional stock awards have been or will be granted under the 2019 Plan. Any shares becoming available under the 2019 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2025 Plan. The number of shares of common stock reserved for issuance under the 2025 Plan will automatically increase on January 1 of each year through January 1, 2035 by 5% of the total number of shares of our common stock and non-voting common stock, and shares of common stock issuable upon exercise of any outstanding pre-funded warrants, outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year through January 1, 2035 by the lesser of (i) 1% of the total number of shares of our common stock and non-voting common stock, and shares of common stock issuable upon exercise of any outstanding pre-funded warrants, outstanding on December 31 of the preceding calendar year and (ii) 900,000 shares, or such lesser number of shares as determined by our Board.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned for service on our Board of Directors during the year ended December 31, 2025 by our directors who were not also our employees. Christopher A. Kroeger, M.D., our President and Chief Executive Officer, is also a member of our Board of Directors but did not receive any additional compensation for his service as a director. Dr. Kroeger’s compensation as an executive officer is set forth above under “Executive Compensation–Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
Timothy Garnett, M.B.B.S.	51,841	332,189	344,374	—		728,403
Nanna Lüneborg, Ph.D.	10,584	—	—	—		10,584
Robert Malenka, M.D., Ph.D.(4)	7,363	1,192,533	1,877,755	140,000	(5)	3,217,650
George Pavlov	9,663	—	—	—		9,663
Jim Trenkle, Ph.D.(4)	—	—	—	—		—
Maria Walker	51,841	498,968	344,374	—		895,183

(1)

In accordance with SEC rules, this column represents the grant date fair value of shares underlying RSUs, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the RSUs are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts reported here do not reflect the actual economic value realized by our non-employee directors.

(2)

In accordance with SEC rules, this column represents the grant date fair value of shares underlying stock options, calculated in accordance with ASC 718. Assumptions used in the calculation of the grant date fair value of the stock options are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts reported here do not reflect the actual economic value realized by our non-employee directors.

(3)	The table below shows the number of equity awards outstanding for each of our directors who is not a named executive officer, as of December 31, 2025.

Name	Number of Outstanding RSUs	Number of Outstanding Options
Timothy Garnett, M.B.B.S.	49,525	35,651
Nanna Lüneborg, Ph.D.	—	—
Robert Malenka, M.D., Ph.D.	370,707	187,823
George Pavlov	—	—
Jim Trenkle, Ph.D.	—	—
Maria Walker	58,771	25,604

(4)	On April 23, 2026, Dr. Malenka and Dr. Trenkle notified the Board that they would not be standing for reelection at the Annual Meeting.
(5)

On February 25, 2019, we entered into an advisor agreement with Dr. Malenka (the “Malenka Agreement”), pursuant to which Dr. Malenka received monthly payments of $11,667 in exchange for his service on our scientific advisory board. As a result of the compensation he was to earn for service on our Board of Directors during 2026, we entered into an amendment to the Malenka Agreement, effective January 1, 2026, pursuant to which Dr. Malenka would no longer receive monetary compensation for providing services under the Malenka Agreement.

In September 2025, in connection with and effective upon IPO, our Board approved the grant of options to purchase 25,604 shares of common stock and 6,294 RSUs to each of Dr. Garnett and Ms. Walker related to their service as members of our Board of Directors, and the grant of options to purchase 139,610 shares of common stock and 34,390 RSUs to Dr. Malenka related to his role as a co-founder of the Company and his service as a member of our Board of Directors. The options have an exercise price of $17.00 per share, equal to the IPO price. The shares underlying the options will vest as to 25% on the one-year anniversary of the vesting start date, with 1/48 of the shares underlying the options vesting on a monthly basis thereafter, and the shares underlying the RSUs will vest as to 25% on the one-year anniversary of the vesting start date, with 1/16 of the RSUs vesting on a quarterly basis thereafter, in each case subject to the director’s continued service through each applicable vesting date.

Non-Employee Director Compensation Policy

In connection with our IPO, our Board of Directors adopted a non-employee director compensation policy in September 2025 that applies to all of our non-employee directors, which was most recently amended in April 2026. This compensation policy provides that each non-employee director will receive the compensation described below for service on our Board of Directors:

Cash compensation. Under this policy, we pay to each of our non-employee directors cash retainers for service on our Board of Directors and committees of our Board of Directors as follows:

Annual Cash Retainer ($)
Annual retainer	40,000
Additional retainer for non-executive chair of the Board	30,000
Additional retainer for Audit Committee chair	20,000
Additional retainer for Audit Committee non-chair member	10,000
Additional retainer for Compensation Committee chair	15,000
Additional retainer for Compensation Committee non-chair member	7,500
Additional retainer for Nominating and Corporate Governance Committee chair	10,000
Additional retainer for Nominating and Corporate Governance Committee non-chair member	5,000

We also reimburse each non-employee director for any ordinary and reasonable out-of-pocket expenses incurred by such director in connection with in-person attendance at and participation in meetings of our Board of Directors and committees of our Board of Directors.

Equity compensation. In addition to cash compensation, each non-employee director is eligible to receive stock options and restricted stock units under our 2025 Plan. All stock options granted under the policy will be nonstatutory stock options, with an exercise price per share equal to the fair market value of the underlying common stock on the date of grant, and a term of ten years from the date of grant, subject to earlier termination in connection with a termination of service. Vesting of equity awards will be subject to the non-employee director’s continuous service on each applicable vesting date, provided that each equity award will vest in full upon a change in control of the Company, as defined in the 2025 Plan.

Initial award. Each new non-employee director elected or appointed to our Board of Directors will automatically be granted an initial, one-time stock option award of 32,440 shares of common stock and a restricted stock unit award for 8,560 shares of common stock (the “Initial Grants”), provided that the aggregate value of each director’s Initial Grants will not exceed $900,000. The shares subject to each Initial Grant will vest in three substantially equal annual installments such that the shares will be fully vested on the third anniversary of the grant date.

Annual awards. On the date of each annual meeting of stockholders of our company, each non-employee director that continues to serve on our Board of Directors (other than a director first elected at such meeting) will automatically be granted a stock option award of 16,220 shares of common stock and a restricted stock unit award for 4,280 shares of common stock (the “Annual Grants”), provided that the aggregate value of each director’s Annual Grants will not exceed $450,000. The shares subject to each Annual Grant will vest in full on the first anniversary of the grant date, provided that such option will in any case become fully vested on the date of our next annual stockholder meeting.

Non-employee director compensation limit. The cash and equity compensation that each non-employee director is eligible to receive under the policy are subject to the director compensation limits set forth in the 2025 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2026 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers); and

•	all current executive officers and directors as a group.

The percentage ownership information shown in the table below is based upon 41,855,172 shares of common stock outstanding as of March 31, 2026.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of RSUs within 60 days of March 31, 2026 and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those stock options and RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D, Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o MapLight Therapeutics, Inc., 800 Chesapeake Drive, Redwood City, California 94063.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders:
Catalyst4, Inc.(1)	19,697,464	47.1%
Novo Holdings A/S(2)	3,686,622	8.8
Forbion Growth Opportunities Fund III Coöperatief U.A(3)	3,226,400	7.7
T. Rowe Price Investment Management, Inc.(4)	2,799,180	6.7
Directors, Director Nominees and Named Executive Officers:
Christopher A. Kroeger, M.D.(5)	598,816	1.4
Vishwas Setia(6)	39,361	*
Erin Pennock Foff, M.D., Ph.D.(7)	165,863	*
Martin Babler	—	—
Troy Cox	—	—
Timothy Garnett, M.B.B.S.(8)	20,014	*
Nanna Lüneborg, Ph.D.	—	—
Robert Malenka, M.D., Ph.D.(9)	281,827	*
George Pavlov(10)	25,000	*
Jim Trenkle, Ph.D.	—	—
Maria Walker(11)	7,543	*
All current executive officers and directors as a group (13 persons)(12)	1,602,430	3.8

*	Represents beneficial ownership of less than 1%
(1)

This information has been obtained from a Schedule 13D filed on November 20, 2025 by Catalyst4, Inc. (“Catalyst4”). Consists 19,697,464 shares of voting common stock held by Catalyst4. Robert Brown, Ekemini Riley and Mark Vorsatz are members of the board of directors of Catalyst4 and may be deemed to have voting and dispositive power over the shares held by Catalyst4 collectively. The principal business address of Catalyst4 and the individuals named in this footnote is 555 Bryant Street, #376, Palo Alto, California 94301.

(2)

This information has been obtained from a Schedule 13D filed on November 4, 2025 by Novo Holdings A/S (“Novo Holdings”). Consists of 3,686,622 shares of voting common stock held by Novo Holdings. Jim Trenkle, Ph.D., a member of our Board of Directors, is employed as a partner by Novo Holdings US, Inc., which provides consulting services to Novo Holdings. Novo Holdings has the sole power to vote and dispose of the shares, and no individual or other entity is deemed to hold any beneficial ownership in the shares. The principal business address of Novo Holdings is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(3)

This information has been obtained from a Schedule 13G filed on February 17, 2026 by Forbion Growth Opportunities Fund III Coöperatief U.A. (“Forbion Growth”). Consists of 3,226,400 shares of voting common stock held by Forbion Growth. Forbion Growth III Management B.V. (“Forbion Management”), is the director of Forbion Growth and may be deemed to have voting and dispositive power over the securities that are held by Forbion Growth. Investment and divestment decisions with respect to Forbion Growth are made by its alternative investment fund manager FCPM III Services B.V. (“FCPM”) upon recommendation by its investment committee, consisting of Nanna Lüneborg, a member of our Board of Directors, Sander Slootweg, Dirk Kersten, Wouter Joustra, Jasper Bos, Carlo Incerti, Machteld Groeneveld, Sander Slootweg, Martien van Osch and Geert-Jan Mulder. The natural persons on the board of FCPM are Dirk Kersten, Machteld Groeneveld, Geert-Jan Mulder, Sander Slootweg and Martien van Osch. FCPM directs the Forbion Management in relation to Forbion Growth. The members of the investment committee have an indirect interest in the Forbion Growth. The principal business address of the Forbion Management, the Forbion Growth, FCPM and the individuals named in this footnote is Gooimeer 2-35, 1411 DC Naarden, the Netherlands.

(4)

This information has been obtained from a Schedule 13G filed on February 17, 2026 by T. Rowe Price Investment Management, Inc. Consists of 2,799,180 shares of voting common stock held by T. Rowe Price Investment Management, Inc. The principal business address of this entity is 1307 Point Street, Baltimore, MD 21231.

(5)

Consists of (a)(i) 225,961 shares of voting common stock, (ii) 224,935 shares of voting common stock issuable upon the exercise of options that are exercisable or become exercisable within 60 days of March 31, 2026 and (iii) 46,730 shares of voting common stock issuable upon the settlement of RSUs that are scheduled to vest within 60 days of March 31, 2026, in each case held by Dr. Kroeger, and (b) 101,190 shares of voting common stock held by the C&M Kroeger Nominee Trust. Dr. Kroeger and Melissa E. Kroeger are co-trustees of the C&M Kroeger Nominee Trust and may be deemed to share voting and investment control over the securities held by the C&M Kroeger Nominee Trust.

(6)	Consists of (a) 31,279 shares of voting common stock and (b) 8,082 shares of voting common stock issuable upon the settlement of RSUs that are scheduled to vest within 60 days of March 31, 2026.
(7)

Consists of (a) 56,847 shares of voting common stock, (b) 97,773 shares of voting common stock issuable upon the exercise of options that are exercisable or become exercisable within 60 days of March 31, 2026 and (c) 11,243 shares of voting common stock issuable upon the settlement of RSUs that are scheduled to vest within 60 days of March 31, 2026.

(8)

Consists of (a) 11,615 shares of voting common stock, (b) 7,116 shares of voting common stock issuable upon the exercise of options that are exercisable or become exercisable within 60 days of March 31, 2026 and (c) 1,283 shares of voting common stock issuable upon the settlement of RSUs that are scheduled to vest within 60 days of March 31, 2026.

(9)

Consists of (a)(i) 185,221 shares of voting common stock, (ii) 47,748 shares of voting common stock issuable upon the exercise of options that are exercisable or become exercisable within 60 days of March 31, 2026 and (iii) 17,186 shares of voting common stock issuable upon the settlement of RSUs that are scheduled to vest within 60 days of March 31, 2026, in each case held by Dr. Malenka, and (b) 31,672 shares of voting common stock held by the Robert C. Malenka Living Trust U/A DTD 08/21/2012, of which Dr. Malenka is the trustee and has voting and dispositive power.
(10)	Consists of shares of voting common stock.
(11)	Consists of (a) 6,735 shares of voting common stock and (b) 808 shares of voting common stock issuable upon the settlement of RSUs that are scheduled to vest within 60 days of March 31, 2026.
(12)

Consists of (a) 921,588 shares of voting common stock, (b) 562,799 shares of voting common stock issuable upon the exercise of options that are exercisable or become exercisable within 60 days of March 31, 2026 and (c) 118,043 shares of voting common stock issuable upon the settlement of RSUs that are scheduled to vest within 60 days of March 31, 2026.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related Person Transactions Policy and Procedures

We have adopted a related person transaction policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000 or, if less, 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee or director will not be covered by this policy. We consider a related person to be any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee (or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification). The presentation must include a description of, among other things, all of the parties thereto, the material facts, the interests, direct and indirect, of the related persons, any benefits to the Company from the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from the related party to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee or other independent body of our Board of Directors takes into account relevant available facts and circumstances, including:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee or other independent body of our Board of Directors determines in the good faith exercise of its discretion.

All of the transactions described below were entered into prior to the adoption of this policy. However, although we did not have a written policy for the review and approval of transactions with related persons, our Board of Directors historically reviewed and approved any transaction in which a director or officer had a financial or similar interest. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to the Company and in the best interest of all our stockholders

Certain Related Party Transactions

The following is a description of transactions occurring since January 1, 2024 to which the Company was a participant and in which the amount involved exceeded the lesser of $120,000 or 1% percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our voting securities or any members of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”

Series C Preferred Stock Financing

In July 2023, we entered into a preferred stock purchase agreement (the “Series C Purchase Agreement”) with certain investors, including certain directors, officers and beneficial owners of greater than 5% of our capital stock, pursuant to which we issued and sold to such investors an aggregate of 32,739,009 shares of our Series C convertible preferred stock (“Series C Preferred Stock”) at a purchase price of $1.52723 per share for aggregate gross proceeds of $50.0 million. In October 2023, we amended and restated the Series C Purchase Agreement (the “Restated Series C Purchase Agreement”) and issued and sold an additional 36,012,910 shares of Series C Preferred Stock to certain investors, including certain directors, officers and beneficial owners of greater than 5% of our capital stock, for gross proceeds of $55.0 million. Under the Restated Series C Purchase Agreement, participating investors were required to purchase up to 78,573,618 additional shares of Series C Preferred Stock upon our achievement of certain milestones in up to two additional closings (any such closing, a “Series C Milestone Closing”). In March 2024, we further amended the Restated Series C Purchase Agreement, and the investors waived both milestones under the Restated Series C Purchase Agreement and we issued and sold an additional 78,573,608 shares of Series C Preferred Stock to certain investors, including certain directors, officers and beneficial owners of greater than 5% of our capital stock, for gross proceeds of $120.0 million at the Series C Milestone Closing.

The table below sets forth the aggregate number of shares of Series C Preferred Stock issued to our related parties following the Series C Milestone Closing.

Name	Series C Preferred Stock (#)	Aggregate Purchase Price ($)
Catalyst4, Inc. (1)	91,472,785	139,699,981
Novo Holdings A/S (2)	26,191,207	39,999,997
Entities affiliated with NFLS Beta Limited (3)	6,547,800	9,999,997
Robert C. Malenka Living Trust U/A DTD 08/21/2012 (4)	65,477	99,998
Christopher A. Kroeger, M.D.	65,477	99,998

(1)	Catalyst4, Inc. beneficially owns more than 5% of our capital stock.
(2)

Jim Trenkle, Ph.D., a member of our Board of Directors, is employed as a partner by Novo Holdings US, Inc., which provides consulting services to Novo Holdings A/S. Novo Holdings A/S beneficially owns more than 5% of our capital stock.

(3)

Represents (i) 1,309,560 shares of Series C Preferred Stock purchased by NFLS Beta Limited and (ii) 5,238,240 shares of Series C Preferred Stock purchased by Pivotal bioVenture Partners Fund II, L.P., an affiliate of NFLS Beta Limited. Peter Bisgaard, a former member of our Board of Directors, is a managing director of NFLS Beta Limited. Entities affiliated with NFLS Beta Limited beneficially owned more than 5% of our capital stock prior to our IPO.

(4)	Robert Malenka, M.D., Ph.D., a member of our Board of Directors, is the sole trustee of the Robert C. Malenka Living Trust U/A DTD 08/21/2012.

Series D Preferred Stock Financing

In July 2025, we entered into a preferred stock purchase agreement (the “Series D Purchase Agreement”) with certain investors, including beneficial owners of greater than 5% of our capital stock, pursuant to which we issued and sold to such investors an aggregate of 197,628,635 shares of our Series D convertible preferred stock (“Series D Preferred Stock”) at a purchase price of $0.95223 per share for aggregate gross proceeds of $188.2 million (the “Series D Tranche 1 - Initial Closing”). Additionally, in September 2025, we issued and sold to two additional investors, including beneficial owners of greater than 5% of our capital stock, an aggregate of 12,404,650 shares of Series D Preferred Stock at a purchase price of $0.95223 per share for aggregate gross proceeds of $11.8 million (the “Series D Tranche 1 - Additional Closing”).

The table below sets forth the aggregate number of shares of Series D Preferred Stock issued to our related parties in the Series D Tranche 1 - Initial Closing and the Series D Tranche 1 - Additional Closing.

Name	Series D Preferred Stock (#)	Aggregate Purchase Price ($)
Catalyst4, Inc.(1)	112,205,704	106,845,638
Forbion Growth Opportunities Fund III Coöperatief U.A.(2)	23,963,529	22,818,791
Novo Holdings A/S(3)	19,734,671	18,791,946
Entities affiliated with NFLS Beta Limited(4)	12,404,650	11,812,080

(1)	Catalyst4, Inc. beneficially owns more than 5% of our capital stock.
(2)

Nanna Lüneborg, Ph.D., a member of our Board of Directors, is employed as a general partner by Forbion. Forbion Growth Opportunities Fund III Coöperatief U.A. beneficially owns more than 5% of our capital stock.

(3)

Jim Trenkle, Ph.D., a member of our Board of Directors, is employed as a partner by Novo Holdings US, Inc., which provides consulting services to Novo Holdings A/S. Novo Holdings A/S beneficially owns more than 5% of our capital stock.

(4)

Represents 6,202,325 shares of Series D Preferred Stock purchased by each of NFLS Beta Limited and Pivotal bioVenture Partners Fund II, L.P., an affiliate of NFLS Beta Limited. Entities affiliated with NFLS Beta Limited beneficially owned more than 5% of our capital stock prior to our IPO.

Employment of an Immediate Family Member

The spouse of Anatol Kreitzer, Ph.D., one of our executive officers, was employed by us from November 1, 2023 to April 14, 2025. Her annual salary was between $225,000 and $275,000. In 2024, she was awarded a grant of RSUs with a grant date fair value of less than $0.1 million. In 2023, she was awarded a grant of RSUs with a grant date fair value of between $0.1 million and $0.2 million. Each grant of RSUs contains a service-based vesting condition over four years and a liquidity event vesting condition that was satisfied in connection with our IPO. She participated in compensation and incentive plans or arrangements on the same basis as similarly situated employees.

Investors’ Rights, Voting, Right of First Refusal and Co-Sale, and Management Rights Agreements

In connection with our convertible preferred stock financings, we entered into investors’ rights, voting, right of first refusal and co-sale, and management rights agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock, including Catalyst4, Inc., entities affiliated with NFLS Beta Limited, Novo Holdings A/S, Forbion Growth Opportunities Fund III Coöperatief U.A., the Robert C. Malenka Living Trust U/A DTD 08/21/2012 and Christopher A. Kroeger, M.D. These agreements terminated upon the closing of our IPO, except for the registration rights granted under our investors’ rights agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require the Company to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated certificate of incorporation and bylaws also provide our Board of Directors with discretion to indemnify our officers, employees and other agents when determined appropriate by the Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers, banks or other agents with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, bank or other agent or us. Direct your written request to MapLight Therapeutics, Inc., Attn: Secretary, 800 Chesapeake Drive, Redwood City, California 94063 or call our office at (617) 984-6300 to speak with our Investor Relations department. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kristopher L. Hanson
Secretary
Dated: May 1, 2026

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, MapLight Therapeutics, Inc., 800 Chesapeake Drive, Redwood City, California 94063.

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters!Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. MAPLIGHT THERAPEUTICS, INC. Internet: • www.proxypush.com/MPLT• Cast your vote online Annual Meeting of Stockholders Have your Proxy Card ready • Follow the simple instructions to record your vote for Stockholders of Record as of April 27, 2026 Phone: Tuesday, June 23, 2026 9:00 AM, Pacific Time 1-866-625-6175 The Annual Meeting will be held virtually at www.proxydocs.com/MPLT • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 9:00 AM, Pacific Time, June 23, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Christopher A. Kroeger and Vishwas Setia (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MAPLIGHT THERAPEUTICS, INC. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SID Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

MAPLIGHT THERAPEUTICS, INC. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOT FOR each nominee for director and FOR Proposal 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect the three Class I Director nominees named in the Proxy Statement to serve until the 2029 annual meeting of our stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. FOR WITHHOLD 1.01 Martin Babler FOR☐ ☐ ☐1.02 Troy Cox FOR☐ ☐ ☐ 1.03 George Pavlov FOR☐ ☐ ☐ FOR AGAINST ABSTAIN 2. To ratify the appointment by the Audit Committee of our Board of Directors of RSM US LLP as FOR the Company’s independent registered public accounting firm for the year ending December 31, ☐ ☐ ☐ 2026. NOTE: To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof. Check here if you would like to attend the meeting online. You must register to attend the meeting online and/or participate at www.proxydocs.com/MPLT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date